Exhibit 1.1
Dated
KfW
- and -

- and -

- and -
the other MANAGERS named herein
_______________________________________
FORM OF SUBSCRIPTION AGREEMENT
[U.S.$] [CAD]
                     % Global Notes due
_______________________________________
HENGELER MUELLER
Frankfurt am Main

SUBSCRIPTION AGREEMENT dated
between
(1)	KfW, an institution organized under public law of the Federal Republic of Germany (the “Issuer”), and

(2)

(each a “Lead Manager” and together the “Lead Managers”), and

(together with the Lead Managers, the “Managers”).
The parties hereby record the arrangements between them in respect of an issue of [U.S.$] [CAD]                                           % Global Notes due                      of the Issuer (the “Notes”).
§1	Agreement to Issue; the Notes; the Agreements

(1)	The Issuer agrees to issue the Notes on (the “Closing Date”).
(2)     The terms and conditions applicable to the Notes are set forth in the Terms and Conditions of the Notes (the “Conditions”) attached hereto as Schedule 1.1.
(3)     The Notes will be issued in the denomination of [U.S.$ 1,000] [CAD 1,000] each and will be represented by one or more permanent global certificates without interest coupons (the “Global Certificates”). The Global Certificates will be kept in custody by Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company (“DBTCA”), or any successor, as custodian for The Depository Trust Company, New York (“DTC”). The Global Certificates will be in registered form in the name of Cede & Co., as nominee of DTC, and recorded in a register (the “Register”) kept by the Registrar (as defined in subsection (4) below), and will represent the Notes credited to accounts maintained with DTC by financial institutions that are participants in DTC. [In case of CAD-Notes, add: The Canadian Depository for Securities Limited, as well as] Euroclear Bank S.A./N.V., as operator of the Euroclear System and Clearstream Banking, société anonyme, Luxembourg, as participants in DTC, will hold interests in the Global Certificates on behalf of their respective participants through their respective depositaries, which in turn will hold such interests as participants in DTC. The Global Certificates will be substantially in the form set out in Schedule 2.
(4)     Concurrently with the signing of this Agreement, the Issuer is entering into the supplemental agency agreement dated                      (the “Supplemental Agency Agreement”) with DBTCA, as registrar for the Issuer (the “Registrar”) and as paying agent for the Issuer (the “Paying Agent”).
This Agreement and the Supplemental Agency Agreement (which includes the Amended and Restated Agency Agreement dated December 15, 2006) are together referred to herein as the “Agreements”.

§2	Purchase
Each of the Managers agrees, severally and not jointly, to purchase the Notes in such principal amounts as are set forth in Schedule 3 for delivery on the Closing Date at the issue price of                      % of the principal amount of the Notes (the “Issue Price”).
§3	Disclosure

(1)	The Issuer confirms that:

(a)	(i) it has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Securities Act Regulations”), a registration statement (No. 333-[●]), including a base prospectus dated 200_, relating to certain of its debt securities (including the Notes) and to certain debt securities of KfW International Finance Inc. and the offering thereof from time to time on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act; (ii) such registration statement has been declared effective by the Commission; (iii) a prospectus supplement relating to certain offerings by the Issuer of global notes denominated in [U.S.$ and CAD][U.S. or Canadian Dollars], dated [January ●, 2007], has been filed pursuant to Rule 424(b) under the Securities Act; and (iv) a pricing supplement dated as of the date hereof relating to the Notes will be filed pursuant to Rule 424(b) under the Securities Act (such registration statement, as amended at the date hereof, including the exhibits thereto, is herein referred to as the “Registration Statement”; such base prospectus filed as part of the Registration Statement is herein referred to as the “Base Prospectus”; such prospectus supplement is herein referred to as the “Prospectus Supplement”; such pricing supplement relating to the Notes is herein referred to as the “Pricing Supplement”; the Base Prospectus, together with the Prospectus Supplement, each as amended and supplemented at the Relevant Time (as defined below), is herein referred to as the “Pricing Prospectus”; and the final prospectus, consisting of the Pricing Prospectus and the Pricing Supplement, each as amended and supplemented, is herein referred to as the “Prospectus”; any reference herein to the Base Prospectus, the Prospectus Supplement, the Pricing Supplement, the Pricing Prospectus or the Prospectus shall, in each case, include the documents, if any, incorporated by reference therein as of the date of such prospectus; and any reference to “amendments” or “supplements” to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Pricing Supplement, the Pricing Prospectus or the Prospectus shall include all documents subsequently filed with the Commission that are incorporated by reference therein);

(b)	it has caused an application to be made to list the Notes on the Luxembourg Stock Exchange (the “Stock Exchange”) and that the Prospectus will serve as listing prospectus for the listing of the Notes on the Stock Exchange.
(2)     The Registration Statement, the Base Prospectus, the Prospectus Supplement, any other prospectus supplement relating to the Notes, the Pricing Supplement, the Pricing Prospectus, the Prospectus, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act Regulations) relating to the Notes prepared by the Issuer (subject to § 3 of

Schedule 4) and, subject to § 4 of Schedule 4, any issuer information (as defined in Rule 433 of the Securities Act Regulations) prepared by the Issuer and filed or required to be filed under the Securities Act pursuant to Rule 433(d) of the Securities Act Regulations are together referred to as the “Disclosure Documents”.
(3)     The Issuer hereby authorizes the Managers to distribute copies of the Disclosure Documents in connection with the offering and sale of the Notes. The Managers may also distribute term sheets and free writing prospectuses (as defined in Rule 405 of the Securities Act Regulations) in accordance with, and subject to the limitations of, §4 of Schedule 4 in connection with the offering and sale of the Notes.
(4)     The “Relevant Time” is the time on the date of pricing immediately prior to the time of first sale of Notes by the Managers (as notified to the Issuer by the Managers).
(5)     The Issuer and each of the Managers agree that they will comply with the requirements of the Securities Act in connection with the offering of the Notes and the distribution of the Prospectus within the United States of America (the “United States”).
§4	Stabilization
(1)     In connection with the offering of the Notes, [insert Stabilization Manager] (the “Stabilization Manager”) or any person acting for it may over-allot the Notes (provided that the aggregate principal amount of Notes allotted does not exceed 105 percent of the aggregate principal amount of the Notes) or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail for a limited period. However, there is no assurance that the Stabilization Manager or any person acting for it will undertake stabilization action. Any stabilization action may begin at any time after the adequate public disclosure of the final terms of the offer of the Notes and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the Closing Date and 60 days after the date of the allotment of the Notes. In doing so, the Stabilization Manager or any person acting for it shall act as principal and not as agent of the Issuer. The Issuer shall not in any event be obligated to issue more than [U.S.$][CAD]                      in principal amount of the Notes.
(2)     As between the Issuer and the Managers, any loss resulting from stabilization shall be borne, and any profit arising therefrom shall be retained, by the Managers.
§5	Distribution in the United States
(1)     Because it is expected that a portion of the Notes may be distributed in the United States, the Issuer and the Managers agree on the additional terms set out in Schedule 4.
(2)     As specified in § 6 of Schedule 4, each Manager agrees to notify Simpson Thacher & Bartlett LLP, as U.S. counsel to the Managers, of the U.S. Sales Amount applicable to it seven calendar days after the Closing Date. The Managers agree to cause Simpson Thacher & Bartlett LLP to promptly thereafter report the aggregate U.S. Sales Amounts applicable to the Managers to Sullivan & Cromwell LLP, as U.S. counsel for the Issuer. For purposes of the foregoing, the U.S. Sales Amount applicable to a Manager shall mean the total aggregate principal amount of Notes initially sold in the United States by such Manager as part of its initial allotment.

§6     Selling Restrictions; Representations and Information by the Managers
(1)     Each Manager agrees with the Issuer to be bound by the terms and provisions set out in Schedule 5.
(2)     Each Manager agrees with the Issuer that, in connection with the issue, offering and distribution of the Notes:
(a)	in the United States:
         it will comply with the requirements of the Securities Act and any applicable securities laws, rules and regulations of any relevant state jurisdiction in the United States;
(b)	outside the United States:
(i)	it will not make, and warrants that it has not made, any representation regarding the Issuer or the Notes other than (y) as contained in any of the Agreements and the Disclosure Documents, or which is fairly derived and is consistent with, those contained in any of the Agreements and the Disclosure Documents, or (z) as is approved or provided by the Issuer for the purpose of the issue, offering and distribution of the Notes; and

(ii)	it will not provide, and warrants that it has not provided, any information regarding the Issuer or the Notes other than (y) that which is contained in or is fairly derived from and is consistent with, any of the Agreements and the Disclosure Documents, or (z) information already in the public domain.
(3)     Each Manager agrees to indemnify the Issuer and each other Manager and their respective directors, officers and employees, and any affiliate of the Issuer or such Manager, against any loss, liability, cost, expense, claim or action (including all reasonable costs, charges or expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them arising out of, in relation to, or in connection with, any failure by it to observe the terms and provisions set out in Schedule 5 (to the extent that any such failure relates to the issue, offering and distribution of the Notes by a Manager outside the United States or possession or distribution of any of the Disclosure Documents or any other offering material by a Manager outside the United States) and in subsection (2)(b) above.
(4)     Each Manager agrees not to disclose without the Issuer’s prior written consent the comfort letters issued by PricewaterhouseCoopers Aktiengesellschaft Wirtschaftsprüfungsgesellschaft, auditors of the Issuer (“PwC”), pursuant to § 10(1)(e) below in connection with the issue of the Notes, including any attachment to such comfort letter (together with such comfort letter the “Confidential Information”), to anyone except (i) the officers, directors, employees and professional advisors of such Manager or such Manager’s Group (the Manager’s Group shall mean the Manager and the Manager’s ultimate parent company and any subsidiary or branch of the Manager and the Manager’s ultimate parent company), to the extent necessary in the reasonable opinion of such Manager for the independent consideration and evaluation as to whether to subscribe to the Notes, and (ii) its auditors. The Issuer, however, agrees that each Manager may disclose the Confidential Information (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body or necessary in the reasonable opinion of the Manager to seek to establish any defence on any legal proceeding or investigation, (ii) where required by the rules of any stock exchange on which the shares or other securities of such Manager or any member of the Manager’s Group are listed, (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of such Manager or any member of the Manager’s Group; or (iv) if such information is already in the public domain at the time of its disclosure or shall come into the public domain (for a reason other than a breach by the Manager of this clause). The obligations of the Managers in this clause shall survive the termination of this Agreement and shall cease 15 months after the date of this Agreement. § 6(3) above shall apply mutatis mutandis.
(5)     The obligations of the Managers under § 6(1) to 6(4) above and Schedule 5 are several.
(6)     The Stabilization Manager for itself and on behalf of any person acting for it agrees with and warrants to the Issuer that any stabilizing activities pursuant to § 4(1) will be in compliance with all applicable laws, rules and regulations of any relevant jurisdiction required to be observed by the Stabilization Manager or any person acting for it. In connection with such stabilizing activities, the Stabilization Manager or any person acting for it shall on behalf of the Issuer conduct all activities and make all publications (if any) required to be conducted or made by the Issuer in connection with stabilization for the Stabilization Manager’s own account and at its own cost. § 6(3) shall apply mutatis mutandis.
§7	Listing
(1)     The Issuer agrees with the Managers (a) that the Notes are to be listed on the Stock Exchange, (b) that it will obtain such listing and (c) that it will use its reasonable efforts to maintain such listing until none of the Notes is outstanding or until such time as payment in respect of principal and interest in respect of the Notes has been duly provided for, whichever is earlier.
(2)     If the Issuer shall at any time determine that it can no longer reasonably comply with the requirements for the listing of the Notes on the Stock Exchange, or if maintenance of such listing on the Stock Exchange becomes unduly onerous, it shall be obliged to use its reasonable efforts to obtain and thereafter to maintain a listing of the Notes on such other major stock exchange as it may (with the approval of each of the Managers) decide.
§8	Representations and Warranties

(1)	The Issuer represents and warrants to the Managers as of the date hereof that:

(a)	the Issuer exists as an institution organized under public law of the Federal Republic of Germany with full power and authority to own its assets and conduct its business as described in the Disclosure Documents;

(b)	the Agreements constitute valid and legally binding obligations of the Issuer;

(c)	the Notes, when duly issued, authenticated and delivered in accordance with the provisions of the Agreements, will constitute valid and legally binding obligations of the Issuer, and the Notes will benefit from the Anstaltslast of the Federal Republic of

Germany as well as from the statutory guarantee of the Federal Republic of Germany pursuant to § 1a of the Law Concerning KfW (Gesetz über die Kreditanstalt für Wiederaufbau (the “KfW Law”));

(d)	no action or thing is required to be taken, fulfilled or done (including the obtaining of any consent or license or the making of any filing or registration) for the issue of the Notes, the carrying out by the Issuer of the other transactions contemplated by the Agreements or the compliance by the Issuer with the terms of the Notes and the Agreements, except for those which have been, or will prior to the Closing Date be, obtained and are, or will on the Closing Date be, in full force and effect;

(e)	the execution and delivery of the Agreements, the issue of the Notes, the carrying out by the Issuer of the other transactions contemplated by the Agreements and compliance with their terms do not and will not conflict with or infringe the KfW Law, the Charter of the Issuer or any of its other obligations or any rule of law to which it is subject;

(f)	the Registration Statement and the Prospectus comply in all respects with all applicable legal requirements, the statements contained in the Registration Statement and the Prospectus are in every material respect accurate and not misleading, there are no other facts the omission of which would make any statement in the Registration Statement and the Prospectus misleading in any material respect, and all reasonable enquiries have been made by the Issuer to ascertain such facts and to verify the accuracy of all such information and statements;

(g)	the financial statements of the Issuer included or incorporated by reference in the Disclosure Documents, together with the related schedules and notes, have been prepared in accordance with either (i) accounting principles generally accepted in, and pursuant to the relevant laws of, the Federal Republic of Germany or (ii) International Financial Reporting Standards, consistently applied in each case, and present fairly the financial position of the Issuer as at the dates, and the results of operations of the Issuer for the periods, in respect of which they have been prepared, and since the date of the latest audited financial statements of the Issuer included or incorporated by reference in the Disclosure Documents there has been no change (nor any development or event reasonably likely to involve a prospective change) which is materially adverse to the condition (financial or other), or to the earnings, business or operations, of the Issuer;

(h)	there are no pending proceedings against or affecting the Issuer, which, if determined adversely to the Issuer, would adversely affect the ability of the Issuer to perform its obligations under the Agreements or the Notes, or which are otherwise material in the context of the issue of the Notes and no such proceedings are, to the best of the Issuer’s knowledge, threatened or contemplated; and

(i)	the Issuer has not engaged, and will not engage, in any jurisdiction in any activity with respect to the issue and offering of the Notes that is not permitted by the laws of such jurisdiction.
[In case of CAD-Notes, add to §8 (1) the following representation:

(j)	for the purpose of the sale of the Notes into Canada (i) the long-term senior debt of the Issuer has obtained approved credit ratings (in the meaning of National Instrument 45-106 Prospectus and Registration Exemptions (“NI-45-106”)) by Standard & Poor’s Ratings Services (“S&P”), by Moody’s Investors Service Limited (“Moody’s”) and by Fitch Ratings Ltd. (“Fitch”); (ii) there has been no announcement by any of Moody’s, S&P or Fitch that the rating assigned by it may be down-graded to a rating category which is not an approved credit rating (in the meaning of NI-45-106); (iii) no other approved credit rating organization has issued a solicited rating of the Issuer’s long-term senior debt in a rating category that is not an approved credit rating for the purposes of NI-45-106; and (iv) the Issuer has no reason to believe that the Notes will not obtain an approved credit rating (in the meaning of NI-45-106) by any of Moody’s, S&P or Fitch.]
(2)     The Issuer agrees to indemnify each Manager and its directors, officers and employees, and any affiliate of such Manager, against any loss, liability, cost, expense, claim or action (including all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing), which such Manager or such aforementioned persons may incur or which may be made against it arising out of, in relation to or in connection with, any inaccuracy or alleged inaccuracy of any of the representations and warranties contained in subsection (1) above or in connection with any untrue statement or alleged untrue statement contained in any Disclosure Document or any omission or alleged omission to state therein a material fact to make the statements therein not misleading, except insofar as such losses, liabilities, costs, expenses, claims or actions are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Manager furnished to the Issuer in writing by such Manager expressly for use therein, it being understood and agreed that the only such information relating to any such Manager furnished to the Issuer in writing for use in any Disclosure Document shall consist of the following information: (i) the names of the Managers appearing on the front and back cover pages of the Pricing Supplement; (ii) the names of the Managers included in the Final Term Sheet (as defined in § 3(b) of Schedule 4); and (iii) the names of the Managers in the table following the first paragraph of the text under the caption “Subscription and Sale” in the Pricing Supplement (such information, the “Manager Information”).
§9	Agreements of the Issuer
(1)     The Issuer shall bear and pay all stamp and other taxes and duties (including interest and penalties) payable pursuant to the laws applicable in the Federal Republic of Germany on or in connection with the issue and purchase by the Managers of the Notes or the execution or delivery of the Agreements.
(2)     The Issuer shall forthwith notify the Lead Managers, on behalf of the Managers, if, at any time prior to payment of the net subscription amount (as set out in § 11 below) to the Issuer, anything occurs which renders or may render untrue or incorrect in any respect any of the representations and warranties given by it.
(3)     If at any time prior to the Closing Date any event shall occur as a result of which, in the judgment of the Issuer, it is necessary to amend or supplement any Disclosure Document in order to make the statements therein, in the light of the circumstances when any Disclosure

Document is delivered, not misleading, the Issuer shall forthwith prepare and furnish, at its own expense, to the Lead Managers, on behalf of the Managers, either amendments to the Disclosure Documents or supplemental information so that the statements in the Disclosure Documents as so amended or supplemented will, in the light of the circumstances when the Disclosure Documents are delivered, be accurate and not misleading.
§10	Closing Conditions
(1)     The Managers shall be obliged to pay for, and take delivery of the Notes only (A) if: (i) as of the Closing Date, the representations, warranties and agreements of the Issuer herein contained are true and correct in all material respects and have been duly complied with (to the extent that such compliance is due on or before the Closing Date), and (ii) all timely and reasonable requests for additional information shall have been complied with to the satisfaction of the Managers, and (B) subject to:
(a)	receipt by [insert Documentation Manager] (the “Documentation Manager”), on behalf of the Managers, on the Closing Date of a certificate of the Issuer dated the Closing Date and signed on behalf of the Issuer certifying that as of the Closing Date, (i) the representations and warranties contained in § 8(1) above and in Schedule 4 are true and correct as if made on the Closing Date, (ii) that the Issuer has complied with all agreements herein contained (to the extent that such compliance is due on or before the Closing Date), and (iii) no stop order suspending the effectiveness of the Registration Statement or preventing the use of any of the Disclosure Documents has been issued and no proceedings for such purpose have been instituted or are pending, or, to the Issuer’s knowledge, are threatened by the Commission;

(b)	receipt by the Documentation Manager, on behalf of the Managers, on the Closing Date of the following written opinions and disclosure letters dated the Closing Date, in the form agreed with the Lead Managers:
(i)	the opinion of the Legal Department of the Issuer as to the laws of the Federal Republic of Germany;

(ii)	the opinion and disclosure letter of Sullivan & Cromwell LLP, U.S. counsel to the Issuer;

(iii)	the disclosure letter of Simpson Thacher & Bartlett LLP, U.S. counsel to the Managers; and

(iv)	the opinion of Hengeler Mueller Partnerschaft von Rechtsanwälten, German counsel to the Managers;
(c)	receipt by the Registrar prior to or on the Closing Date of the Global Certificates duly executed on behalf of the Issuer for authentication and delivery on the Closing Date of the Global Certificates to DBTCA, as custodian for DTC, against payment of the net subscription amount for the Notes pursuant to § 11;

(d)	receipt by the Documentation Manager, on behalf of the Managers, prior to or on the Closing Date of the documents listed in Schedule 6;

(e)	receipt by the Documentation Manager, on behalf of the Managers, on the date of this Agreement and the Closing Date of comfort letters, in the form agreed with the Lead Managers, dated the date of this Agreement and the Closing Date respectively, from PwC; and

(f)	receipt by the Documentation Manager, on behalf of the Managers, of a copy of the Supplemental Agency Agreement as executed, delivered and exchanged by the respective parties thereto.
(2)     The Managers may, at their discretion and upon terms as they deem appropriate, waive compliance with the whole or any part of subsection (1) above. Upon delivery and payment as set forth in §11 below, the conditions of subsection (1) above shall either be fulfilled or deemed waived, without any prejudice to any liability with respect to an inaccuracy of any representation or warranty.
§11	Delivery and Payment
Not later than 10:00 a.m. (New York time) on the Closing Date, [insert Lead Manager] on behalf and for account of the Managers shall pay, or cause payment of, the net subscription amount of [U.S.$][CAD]                      (being the Issue Price pursuant to § 2, less the commissions pursuant to § 12(1)) in immediately available funds to such account as the Issuer may specify to [insert Lead Manager] not later than three days before the Closing Date, such payment to be made against delivery of the Global Certificates representing the Notes duly authenticated on behalf of the Registrar to DBTCA as custodian of DTC.
§12	Commissions and Expenses
(1)     The Issuer agrees to pay to the Managers on the Closing Date total commissions of ___% of the principal amount of the Notes in consideration of the obligations of the Managers to purchase the Notes. Such payment will be made by means of deduction by the Managers from the Issue Price.
(2)     In addition to the commissions payable pursuant to subsection (1) above, the Issuer agrees to bear (except as may be separately agreed with the Managers) (a) all costs and expenses (including value added tax thereon, if any) in connection with (i) the preparation, printing and publication (where required) of the Disclosure Documents, (ii) the preparation and printing of the Agreements and all other documents relating to the issue, subscription and offering of the Notes, (iii) the printing and delivery of the Global Certificates, (iv) the obtaining and maintaining of the listing of the Notes on the Stock Exchange, (v) the services of the U.S. and German counsel to the Managers and of its own counsel and its accountants in connection with the issue and subscription of the Notes, and (vi) all advertising in relation to the issue and offering of the Notes on which the Issuer and the Lead Managers may agree, and (b) the fees and expenses (including value added tax thereon) of the Registrar and the Paying Agent in connection with the preparation and signing of the Agreements, the issue of the Notes and the performance of their respective duties under the Supplemental Agency Agreement.

§13	Termination
The Lead Managers, on behalf of the Managers, may (after consultation with the Issuer) by notice to the Issuer, terminate this Agreement at any time prior to payment of the net subscription monies to the Issuer if, in the opinion of the Lead Managers, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in their view be likely to prejudice materially the success of the offering and distribution of the Notes or dealing in the Notes in the secondary market. Upon such notice being given, the parties to this Agreement shall be released and discharged from their respective obligations under this Agreement and shall have no further liability hereunder except for any liability arising before or in relation to such termination; provided, that the Issuer shall remain liable under § 12 for the costs and expenses of the Managers theretofore incurred or incurred in consequence of the termination.
§14	Communications
(1)     Any document or information furnished or supplied in accordance with this Agreement shall, if not otherwise provided for herein, either be in the German or English language.
(2)     All communications given hereunder shall be given by letter or telefax and shall become effective upon receipt.
(3)     Subject to written notice of change of address, all communications hereunder shall be given to the following addresses:
(a)	If to the Issuer: KfW Palmengartenstraße 5-9 60325 Frankfurt am Main

Telefax:	+49 69 7431 4324
Attention:	Bereich FM
(b)	If to the Managers:

[ADDRESS]

Telefax:

Attention:

§15	The Schedules; Severability

(1)	Schedules 1 to 6 form part of this Agreement.
(2)     Should any provision of this Agreement be or become invalid in whole or in part, the other provisions of this Agreement shall remain in force. Any invalid provision shall be deemed replaced by a valid provision which accomplishes as far as legally possible the economic effects of the invalid provision.

§16	Governing Law; Place of Performance; Remedies Cumulative
(1)     This Agreement shall in all respects be governed by and construed in accordance with the laws of the Federal Republic of Germany without regard to conflict of laws principles.
(2)     Place of performance for the obligations of all parties hereto shall be Frankfurt am Main.
(3)     The remedies provided herein shall be cumulative to any remedies provided by general provisions of German law.
§17	Place of Jurisdiction
Any action or other legal proceedings arising out of or in connection with this Agreement shall be brought exclusively in the District Court (Landgericht) in Frankfurt am Main.
§18	Counterparts
This Agreement is executed in [●] counterparts in the English language. With respect to Schedules 1 and 2, the English language version shall be binding. The German translations of such Schedules are for convenience only. One executed counterpart each is issued to the Issuer and to each of the Managers. Each executed counterpart shall be an original.
This Agreement has been entered into on the date stated at the beginning.

KfW

Name:	Name:
Title:	Title:

[LEAD MANAGER]

NAME:
TITLE:

[LEAD MANAGER]

NAME:
TITLE:

[MANAGERS]

Name:
Title:

By Powers of Attorney

Schedule 1.1
TERMS AND CONDITIONS OF [USD] [CAD] NOTES
[to be attached]

Schedule 1.2
Non-binding German Translation of the
TERMS AND CONDITIONS OF [USD] [CAD] NOTES
[to be attached]

Schedule 2.1
English Language Version of the
FORM OF THE GLOBAL CERTIFICATES FOR [USD] [CAD] NOTES
[to be attached]

Schedule 2.2
German Language Version of the
FORM OF THE GLOBAL CERTIFICATES FOR [USD] [CAD] NOTES
[to be attached]

Schedule 3
MANAGERS’ COMMITMENTS

Commitments
MANAGER	[U.S.$] [CAD]

TOTAL

Schedule 4
PROVISIONS APPLICABLE BY REASON OF THE DISTRIBUTION OF THE NOTES
IN THE UNITED STATES
Because it is expected that a portion of the Notes may be distributed in the United States, the Issuer and the Managers agree as follows:
1.     Representations and Warranties. The Issuer represents and warrants to the Managers as of the date hereof that:
(a)	the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Issuer, threatened by the Commission;

(b)	the Disclosure Documents comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;

(c)	(i) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, does not and will not contain, as of the applicable effective date or filing date, as the case may be, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Prospectus, when considered together with the Final Term Sheet (as defined in § 3(b) of this Schedule), did not as of the Relevant Time (as defined in § 3(4) of this Agreement) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the Prospectus will not, as of the date of the Pricing Supplement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iv) the Prospectus will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) any issuer free writing prospectus relating to the Notes will not, as of its issue date and through the Closing Date, include any information that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and will not, when considered together with the Registration Statement, the Pricing Prospectus or the Prospectus, as of the date it is issued or filed pursuant to Rule 433 of the Securities Act Regulations, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing representations and warranties shall not apply to statements or omissions in the Disclosure Documents made in reliance upon and in conformity with Manager Information (as defined in §8(2) of this Agreement) furnished to the Issuer in writing by a Manager directly or through the Lead Managers expressly for use therein; and

(d)	the use of the proceeds from the sale of the Notes does not, and will not, conflict with or infringe the KfW Law, the by-laws (Satzung) of the Issuer or any of its other obligations or any rule of law (including, without limitation, any statute, regulation, rule, decree or order) to which it is subject with respect to such particular use.

2.	Agreements of the Issuer. The Issuer agrees as follows:

(a)	if not filed as of the date hereof, to file the Pricing Supplement with the Commission within the time periods specified by Rule 424(b) under the Securities Act;

(b)	to furnish, upon the reasonable request of the Lead Managers, without charge, to the Lead Managers and to U.S. counsel for the Managers, a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and in each case to the extent applicable to the Notes, and, during the period mentioned in paragraph (e) below, to each Manager as many copies of the Prospectus (including all amendments and supplements thereto) as the Lead Managers may reasonably request;

(c)	before filing any amendment or supplement to the Registration Statement, the Prospectus Supplement, the Pricing Prospectus or the Prospectus applicable to the Notes, whether before or after the time the Registration Statement becomes effective, to furnish to U.S. counsel for the Managers a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the U.S. counsel for the Managers promptly and reasonably objects;

(d)	to advise the Lead Managers promptly, and to confirm such advice in writing (i) as to when any amendment to the Registration Statement applicable to the Notes shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus for any additional information, in each case applicable to the Notes, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose (in each case to the extent applicable to the Notes) or of any stop order suspending or preventing the use of the Pricing Prospectus or the Prospectus or any issuer free writing prospectus relating to the Notes and (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

(e)	if, during such period of time within six months after the first date of the public offering of the Notes, as in the opinion of U.S. counsel for the Managers, a prospectus is required by law to be delivered in connection with sales by any Manager or dealer, and any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to notify the Lead Managers and upon request of the Managers to prepare and furnish, at their own expense, to the Lead Managers and to the dealers (whose names and addresses the Lead Managers will furnish to the Issuer) to which Notes may have been sold by any Manager, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law; and in case any Manager is required to deliver the Prospectus in connection with sales of any Notes at any time six months or more after the date of the Prospectus, upon request of the Lead Managers but at the expense of such Manager, to prepare and furnish to such Manager an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(f)	to make generally available to holders of the Notes and to the Lead Managers as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations, and

(g)	to endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions, if and to the extent KfW and the Lead Managers have so agreed, and to continue such qualification so long as reasonably necessary for the distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Managers) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as agreed between KfW and the Lead Managers; provided that the Issuer shall not be required to register or qualify as a foreign corporation or a dealer in securities or to subject itself to taxation or to file a general consent to service of process in any jurisdiction.

3.	Free Writing Prospectuses.

(a)	The Issuer shall not, subject to § 1(c)(v) and § 3(b) of this Schedule, make any offer relating to Notes that would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations), without the prior consent of the Lead Managers; the Issuer shall comply with the requirements of Rule 433 of the Securities Act Regulations with respect to any such free writing prospectus;

(b)	Subject to the last sentence of this § 3(b), the Issuer shall prepare a final term sheet (the “Final Term Sheet”), containing a summary of the terms of the Notes, which shall be in a form approved by the Lead Managers and shall reflect the terms agreed with the Lead Managers. The Issuer shall file the Final Term Sheet with the Commission pursuant to Rule 433(d) of the Securities Act Regulations within the time period prescribed by such Rule. These provisions shall not apply if the Lead Managers advised the Issuer on behalf of the Managers, prior to pricing of the Notes, that term sheet(s) will not be used in connection with the sale of the Notes.
4.     Agreements of the Managers. Each Manager shall not make any offer relating to the Notes that would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) required to be filed with the Commission pursuant to Rule 433 of the Securities Act Regulations, without the prior consent of the Issuer; provided, however, that, unless the Managers have advised the Issuer pursuant to § 3(b) of this Schedule that term sheet(s) are not to be used in connection with the sale of the Notes, each Manager may, in its discretion, distribute one or more term sheets relating to the Notes containing customary information that is consistent, in all material respects, with the Final Term Sheet prepared and filed by the Issuer pursuant to § 3(b) of this Schedule. Any free writing prospectus (including, without limitation, any term sheet) permitted by the preceding sentence (i) shall not, as of its issue date and through the Closing Date, include any information that conflicts with the information contained in the Registration Statement and the Prospectus, and (ii) shall not, when considered together with the Registration Statement and the Prospectus, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no Manager shall make any representation and warranty to the Issuer with respect to statements in or omissions from any such free writing prospectus made in reliance upon and in conformity with any (y) “issuer information” (as defined in Rule 433 of the Securities Act Regulations) prepared by the Issuer or (z) information furnished to any Manager in writing by the Issuer for use in such free writing prospectus.
5.     Indemnification. The Issuer agrees to indemnify each Manager and its directors, officers and employees and each person, if any, who controls any Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliate of such Manager, from and against any and all losses, claims, damages and liabilities arising out of or in connection with the distribution of the Notes in the United States (including without limitation the legal fees and other expenses reasonably incurred in connection with any such suit, action or proceeding or claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Disclosure Document (as defined in §3(2) of this Agreement and which term, for the avoidance of doubt, includes the Registration Statement, the Prospectus and other documents specified in such §3(2)), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon Manager Information (as defined in §8(2) of this Agreement) furnished to the Issuer in writing by such Manager directly or through the Lead Managers expressly for use therein.
Each Manager agrees, severally and not jointly, to indemnify the Issuer, its directors (or persons performing similar functions), officers and employees and other persons who sign the Registration Statement and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliate of the Issuer, to the same extent as the foregoing indemnity from the Issuer to such Manager, but only with reference to Manager Information (as defined in §8(2) of this Agreement) furnished to the Issuer by such Manager in writing directly or through the Lead Managers expressly for use in the Disclosure Documents.
If any suit, action, proceeding (including any governmental investigation), claim or demand shall be brought or asserted in the United States against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying

Person may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time after receiving such request to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Managers shall be designated in writing by the Documentation Manager, on behalf of the Lead Managers, and any such separate firm for the Issuer or its directors or officers who sign the Registration Statement and such control persons of the Issuer shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding in which it has elected to participate effected without its written consent, but if such a suit is settled with such consent or if any proceeding in which the Indemnifying Person, after having received notice thereof, shall have elected not to participate is settled with or without such consent or if there be a final judgement for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.
If, as a result of the distribution of the Notes in the United States and notwithstanding § 16(1) of this Agreement, an Indemnified Person cannot avail itself of the indemnification provided for in this § 5 in whole or in part, then each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of the losses, claims, damages or liabilities referred to above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Managers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Managers on the other in connection with the statements or omissions which resulted in losses, claims, damages or liabilities as well as any other relevant equitable considerations.

The relative benefits received by the Issuer on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Managers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or the Managers, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Person as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any action or claim which is the subject of this subsection. Notwithstanding the provisions of this subsection, no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Notes subscribed by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations in this subsection to contribute are several in proportion to their respective underwriting commitments and not joint.
The indemnity agreements contained in this § 5 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.
The indemnity provisions contained in this § 5 and the representations and warranties of the Issuer contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Manager or any person controlling any Manager or by or on behalf of the Issuer, its officers or directors (or persons performing similar functions) or any person controlling the Issuer or signing the Registration Statement and (iii) acceptance of and payment for any of the Notes.
6.     Sale in the United States. Each Manager agrees to notify Simpson Thacher & Bartlett LLP, as U.S. counsel to the Managers, of the U.S. Sales Amount applicable to it seven calendar days after the Closing Date. The Managers agree to cause Simpson Thacher & Bartlett LLP to promptly thereafter report the aggregate U.S. Sales Amounts applicable to the Managers to Sullivan & Cromwell LLP, as U.S. counsel to the Issuer. For purposes of the foregoing, the U.S. Sales Amount applicable to a Manager shall mean the total aggregate principal amount of Notes initially sold in the United States by such Manager as part of its initial allotment.
Nothing in this Schedule 4 shall constitute a submission by the Issuer or any Manager to the jurisdiction of any court of or in the United States.
7.     Stabilization
In connection with this offering of notes, the Stabilization Manager or any person acting for it may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Stabilization Manager or any person acting for it of a greater number of the Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.
The Stabilization Manager may also impose a penalty bid, which occurs when a particular Manager repays to the Stabilization Manager a portion of the underwriting discount received by it because the Stabilization Manager or any person acting for it has repurchased Notes sold by or for the account of such Manager in stabilizing or short covering transactions.
These activities by the Stabilization Manager or any person acting for it may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Stabilization Manager or any person acting for it at any time. These transactions may be effected in the over-the-counter market or otherwise.
8.     Interpretation
Notwithstanding that this Schedule shall be governed by and construed in accordance with German law, any terms used in this Schedule reflecting terms used in U.S. federal securities laws shall be interpreted according to the meanings attributed to them in such laws.

Schedule 5
SELLING RESTRICTIONS
(1)     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Manager represents and agrees, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State at any time:
(i)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)	to any legal entity which has two or more of (a) an average of at least 250 employees during the last financial year, (b) a total balance sheet of more than €43,000,000 and (c) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive or pursuant to any applicable national law of any Relevant Member State;
whereby the expression an “offer of the notes to the public” in relation to the Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
(2)     Each Manager represents and agrees that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or the sale of such Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
As used herein, “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

(3)     Each Manager agrees that in connection with any distribution of the Notes in the United States such Manager will comply with and cause any of its affiliates which offers or sells Notes in the United States to comply with applicable United States law and any applicable laws, rules and regulations of any relevant state jurisdiction.
(4)     Each Manager acknowledges and agrees that it will not offer or sell any Notes directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirement of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
(5)     Each Manager represents and agrees that it has not offered or sold, and it will not offer or sell any Notes, directly or indirectly, in Canada or any province or territory thereof or to, or for the benefit of, any resident of Canada in contravention of the securities laws and regulations of the provinces and territories of Canada and represents that any offer of Notes in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made. Each Manager further represents and agrees that it has not and it will not distribute or deliver any of the Disclosure Documents or any other offering material relating to the Notes in Canada or to any resident of Canada in contravention of the securities laws and regulations of the provinces and territories of Canada. Each Manager also represents and agrees that it will send to any dealer who purchases from it any Notes a notice stating in substance that by purchasing such Notes, such dealer represents and agrees that it has not offered or sold and it will not offer or sell any Notes, directly or indirectly, in Canada or any province or territory thereof or to, or for the benefit of, any resident of Canada in contravention of the securities laws and regulations of the provinces and territories of Canada, that any offer of Notes in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made and that it has not and it will not distribute or deliver any of the Disclosure Documents or any other offering material relating to the Notes in Canada or to any resident of Canada in contravention of the securities laws and regulations of the provinces and territories of Canada, and that such dealer will deliver to any other dealer to which it sells any such Notes a notice to the foregoing effect.
(6)     Each Manager represents and agrees that (a) it has not offered or sold, and will not offer or sell, in Hong Kong, by means of any document, any Notes other than (i) to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or (iii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) (“SFO”) and any rules made under the SFO, or (iv) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO; and (b) it has not issued, or had in its possession for the purposes of issue, and will not issue, or have in its possession for the purposes of issue (in each case whether in Hong Kong or elsewhere), any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made under the SFO.
(7)     Each Manager acknowledges that (other than in the United States) no action has been or will be taken in any jurisdiction by the Managers or the Issuer that would permit a public offering of the Notes, or possession or distribution of any of the Disclosure Documents or any other offering material, in any jurisdiction where action for those purposes is required. Each Manager will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells, distributes or delivers Notes or has in its possession or distributes any of the Disclosure Documents or any other offering material and will obtain or make, give or fulfill any consent, approval, registration, notice, permission or other regulatory requirement required by it or the Issuer for the purchase, offer, sale, distribution or delivery of the Notes and the possession or distribution of any of the Disclosure Documents or any other offering material under the laws and regulations in force in any jurisdiction to which it is subject or in or from which it makes any such purchase, offer, sale, distribution or delivery, in all cases at its own expense.

Schedule 6
DOCUMENTS TO BE FURNISHED PURSUANT TO § 10(1)(d)
(1)	A certificate issued by two duly authorized officers of the Issuer to the effect that:
(a)	the certified copy of the Law concerning KfW (Gesetz über die Kreditanstalt für Wiederaufbau) with a non-binding certified English translation, and

(b)	the certified copy of the By-Laws (Satzung) of the Issuer in the German language with a non-binding certified English translation provided by the Issuer are true, accurate and up-to-date;

(2)	a certified copy of the resolution of the Board of Supervisory Directors (Verwaltungsrat) authorizing the issue of notes up to a specified amount together with a certificate by officers of KfW that this amount will not be exceeded as a result of the issue of the Notes;

(3)	a certificate issued by two duly authorized officers of the Issuer to the effect that any person who signed on behalf of the Issuer any document delivered prior to or on the Closing Date in connection with the Notes, was at the respective times of such signing and delivery duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures thereof;

(4)	if signing on behalf of the Issuer is by an attorney-in-fact, the original copy of the power of attorney signed by two members of the Board of Managing Directors of the Issuer by which the person(s) named therein is (are) empowered by the Issuer to execute and deliver on its behalf the Subscription Agreement, the Supplemental Agency Agreement, the Global Certificates and all other documents relating to the issue, subscription and offering of the Notes; and

(5)	a confirmation of the notice of effectiveness for the Registration Statement (No. 333-[●]).
Unless otherwise indicated above, all certified copies shall be certified by two duly authorized officers of the Issuer to be accurate, complete and up-to-date.